UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation or organization)	1-15649 (Commission File Number)	76-0494995 (I.R.S. Employer Identification Number)

101 COURAGEOUS DRIVE
LEAGUE CITY, TEXAS 77573
(Address of principal executive offices) (Zip Code)

(281) 538-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Failure to Satisfy a Continued Listing Rule or Standard.

On November 29, 2006, the company received notice from the American Stock Exchange (the “Amex”) that the company is not currently satisfying certain of the Exchange’s continued listing standards in Section 1003 of the Amex Company Guide concerning shareholders equity and losses from continuing operations. The notice was based on a review by Amex of the company’s Form 10-K for the year ended August 31, 2006.

The company has been afforded the opportunity to submit a plan of compliance to Amex by December 29, 2006, that demonstrates the company’s ability to satisfy Section 1003 of the Company Guide by May 29, 2008. The company intends to submit such a plan on or before December 29, 2006.

With Amex’s acceptance of the plan, the company expects to continue its listing during the plan period of up to 18 months, during which time the company will be subject to periodic review to determine whether it is making progress consistent with the plan. If Amex does not accept the company’s plan, or if accepted, the company is not in compliance with the continued listing standards at the end of the plan period or the company does not make progress consistent with the plan during such period, then Amex may initiate delisting proceedings.

On December 5, 2006, the company issued a press release announcing the matters discussed above. The full text of the press release is attached as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BROADBAND, INC.
(Registrant)

/s/ DAVID MICEK
David Micek
President and Chief Executive Officer

DATE: December 5, 2006